Exhibit 10.1
[Branch Banking and Trust Company Letterhead]

October 31, 2016

Mr. Emmett Pepe
Chief Financial Officer
GSE Systems, Inc.
1332 Londontown Blvd.
Sykesville, MD 21784

Dear Emmett:

The purpose of this letter is to confirm that the Bank has agreed to the following:

The Bank has agreed to extend the Revolving Credit Expiration Date until March 31, 2017, as defined in the Master Loan and Security Agreement dated November 22, 2011 in Section 1.1(a), by and among GSE Systems, Inc. and GSE Performance Solutions (collectively, the Co-Borrowers) and Branch Banking and Trust Company (successor by merger to Susquehanna Bank).

Respectfully,
Robert P Whelen, Jr.
Senior Vice President
Tel (410) 230-1073